UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 25, 2005

Interleukin Genetics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23413	94-3123681
(Commission File Number)	(IRS Employer Identification No.)

135 Beaver Street Waltham, MA	02452
(Address of Principal Executive Offices)	(Zip Code)

(781) 398-0700

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)                                 On July 25, 2005, Fenel M. Eloi, the Chief Financial Officer, Chief Operating Officer, Secretary and Treasurer of Interleukin Genetics, Inc. (“Interleukin” or the “Company”) announced, for personal reasons, his intention to step down from his current positions with the Company effective August 15, 2005.  Until the effective date, Mr. Eloi will continue in his current role with the Company.

(c)                                  On July 26, 2005, Interleukin announced that John J. McCabe, the Company’s Corporate Controller since May 2004, has been appointed to serve as its interim Chief Accounting Officer. As the Chief Accounting Officer, Mr. McCabe will serve as Interleukin’s interim principal financial and accounting officer effective as of August 15, 2005, and will be responsible for the obligations denoted by those functions.

Mr. McCabe is 38.  Before joining Interleukin, Mr. McCabe was Corporate Controller and Chief Accounting Officer for SatCon Technology Corporation since 2001, and Corporate Controller from 1998 to 2001. From 1994 to 1998, Mr. McCabe held various positions at Bardon Trimount, Inc.  From 1989 to 1994, Mr. McCabe was employed at Coopers & Lybrand LLC.  Mr. McCabe is a Certified Public Accountant and holds a B.S. in Business Administration from the University of Vermont.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interleukin Genetics, Inc.
(Registrant)

Date: July 27, 2005	/s/ Philip R. Reilly
Philip R. Reilly
Chief Executive Officer